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                                                                  EXECUTION COPY

                         EXECUTIVE EMPLOYMENT AGREEMENT

          EXECUTIVE EMPLOYMENT AGREEMENT, effective as of April 1, 2000 by and between MERISTAR HOSPITALITY CORPORATION, a Maryland corporation (the "Company"), MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), and JOHN EMERY (the "Executive"), an individual residing at 7308 Calvert Street, Annandale, Virginia 22003.

          The Company and the Partnership desire to employ the Executive in the capacity of Chief Operating Officer, and the Executive desires to be so employed, on the terms and subject to the conditions set forth in this agreement (the "Agreement");

          Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:

          1. Employment; Term. The Company and the Partnership each hereby
             ----------------
employs the Executive, and the Executive agrees to be employed by the Company and the Partnership, upon the terms and subject to the conditions set forth herein, for a term of three (3) years commencing on April 1, 2000 (the "Commencement Date"), unless terminated earlier in accordance with Section 4 of this Agreement; provided that such term shall automatically be extended from
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time to time for additional periods of one (1) calendar year from the date on which it would otherwise expire unless the Executive, on the one hand, or the Company and the Partnership, on the other, gives notice to the other party or parties not less than 120 days prior to such date that it elects to permit the Term of this Agreement to expire without extension on such date. (The initial term of this Agreement as the same may be extended in accordance with the terms of this Agreement is hereinafter referred to as the "Term.")

          2. Positions; Conduct.
             ------------------

             (a) During the Term, the Executive will hold the title and office of, and serve in the position of, Chief Operating Officer of the Company and the Partnership. The Executive shall undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity, and shall perform such other specific duties and services (including service as an officer, director or equivalent position of any direct or indirect subsidiary without additional compensation) as they shall reasonably request consistent with the Executive's position.

             (b) During the Term, the Executive agrees to devote his full business time and attention to the business and affairs of the Company and the Partnership and to faithfully and diligently perform, to the best of his ability, all of his
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duties and responsibilities hereunder; provided that the Executive may devote
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his business time to providing services to MeriStar Hotels & Resorts, Inc. and
MeriStar Management Company, LLC (collectively, "MHR"), and may provide services as described in Schedule A attached hereto, so long as such activity does not
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interfere with the performance of the Executive's duties hereunder. Nothing in this Agreement shall preclude the Executive from devoting reasonable time and attention to (i) serving, with the approval of the Board, as a director, trustee or member of any committee of any organization, (ii) engaging in charitable and community activities and (iii) managing his personal investments and affairs; provided that such activities do not involve any material conflict of interest
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with the interests of the Company or, individually or collectively, interfere materially with the performance by the Executive of his duties and responsibilities under this Agreement. Notwithstanding the foregoing and except as expressly provided herein, during the Term, the Executive may not accept employment with any other individual or entity, or engage in any other venture which is directly or indirectly in conflict or competition with the business of the Company or the Partnership.

             (c) The Executive's office and place of rendering his services under this Agreement shall be in the principal executive offices of the Company which shall be in the Washington, D.C. metropolitan area. Under no circumstances shall the Executive be required to relocate from the Washington, D.C. metropolitan area or provide services under this Agreement in any other location other than in connection with reasonable and customary business travel. During the Term, the Company shall provide the Executive with executive office space, and administrative and secretarial assistance and other support services consistent with his position as Chief Financial Officer and with his duties and responsibilities hereunder.

             (d) While it is understood that the right to elect directors of the Company is by law vested in the stockholders and directors of the Company, it is nevertheless mutually contemplated that, subject to such rights, during the Term the Executive will serve as a member of the Company's Board of Directors.

          3. Salary; Additional Compensation; Perquisites and Benefits.
             ---------------------------------------------------------

             (a) Subject to the provisions of Section 5(g) of the Agreement, during the Term, the Company and the Partnership will pay the Executive a base salary at an aggregate annual rate of not less than $230,000 per annum, subject to annual review by the Compensation Committee of the Board (the "Compensation Committee"), and in the discretion of such Committee, increased from time to time. Once increased, such base salary may not be decreased. Such salary shall be paid in periodic installments in accordance with the Company's standard practice, but not less frequently than semi-monthly.

             (b) For each fiscal year during the Term, the Executive will be eligible to receive a bonus from the Company. The award and amount of such bonus shall be based upon the achievement of predefined operating or performance goals and other criteria established by the Compensation Committee, which goals shall give the Executive the opportunity to earn a bonus in the following amounts: threshold target -

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25% of base salary; target - 100% of base salary; and maximum bonus amount -
125% of base salary.

             (c) During the Term, the Executive will participate in all plans now existing or hereafter adopted by the Company or the Partnership for their management employees or the general benefit of their employees, such as any pension, profit-sharing, bonuses, stock option or other incentive compensation plans, life and health insurance plans, or other insurance plans and benefits on the same basis and subject to the same qualifications as other senior executive officers.

             (d) (i) The Executive shall be eligible for stock option grants from time to time pursuant to the Company's Incentive Plan in accordance with the terms thereof. The Compensation Committee granted to the Executive, effective on the date of the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger among American General Hospitality Corporation and American General Hospitality Operating Partnership, L.P. and CapStar Hotel Company ("CapStar"), CapStar Management Company, L.P. and CapStar Management Company II, L.P. dated as of March 15, 1998, as amended (the "Merger Date"), options to purchase 120,936 shares of the common stock of the Company at an exercise price equal to the fair market value at the time of grant. Subject to the terms of this Agreement as to the acceleration of vesting of stock options, such options shall vest as follows:

First Anniversary of the Merger Date         33-1/3%

Second Anniversary of the
Merger Date                                  66-2/3%

Third Anniversary of the
Merger Date                                  100% vested

Such options shall be exercisable, subject to vesting and continued service, for ten (10) years from the date of grant and in all other respects shall be subject to the terms and conditions of the Incentive Plan.

                  (ii) By executing this Agreement, the Executive hereby agrees to waive the accelerated vesting of stock options granted to the Executive under the CapStar Hotel Company Equity Incentive Plan (the "CapStar Plan"), which would otherwise occur as a result of the consummation of the Merger, and such options shall continue to vest in accordance with their terms and the terms of the CapStar Plan. Such pre-Merger grants of options (the "Pre-Merger Awards") will become fully vested if the Executive's employment is terminated voluntarily or involuntarily within twenty-four (24) months of the Merger.

                  (iii) On the Merger Date, the Company issued to the Executive 10,146 shares of common stock of the Company (the "Restricted Stock"). The Restricted Stock vests in three nearly equal installments on each of the first, second and third anniversaries of the Merger Date, conditioned upon the

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     Executive's continuing to be employed by the Company on such dates or as otherwise provided by this Agreement.

             (e) The Company and the Partnership will reimburse the Executive, in accordance with their standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement.

             (f) The Executive shall be entitled to vacation time to be credited and taken in accordance with the Company's policy from time to time in effect for senior executives, which in any event shall not be less than a total of four weeks per calendar year.

             (g) The Executive shall be provided with an automobile comparable to the automobile provided to Executive by CapStar.

             (h) To the fullest extent permitted by applicable law, the Executive shall be indemnified and held harmless by the Company and the Partnership against any and all judgments, penalties, fines, amounts paid in settlement, and other reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, investigative or other) for any action or omission in his capacity as a director, officer or employee of the Company or the Partnership.

        Indemnification under this Section 3(h) shall be in addition to, and not in substitution of, any other indemnification by the Company or the Partnership of its officers and directors. Expenses incurred by the Executive in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 3(h) shall be paid by the Company or the Partnership, as the case may be, in advance of the final disposition of such action suit or proceeding upon the Company's or the Partnership's receipt of (x) a written affirmation by the Executive of his good faith belief that the standard of conduct necessary for his indemnification hereunder and under the provisions of applicable law has been met and (y) a written undertaking by or on behalf of the Executive to repay the amount advanced if it shall ultimately be determined by a court that the Executive engaged in conduct which precludes indemnification under the provisions of such applicable law. Such written undertaking in clause
(y) shall be accepted by the Company or the Partnership, as the case may be, without security therefor and without reference to the financial ability of the Executive to make repayment thereunder. The Company and the Partnership shall use commercially reasonable efforts to maintain in effect for the Term of this Agreement a directors' and officers' liability insurance policy, with a policy limit of at least $5,000,000, subject to customary exclusions, with respect to claims made against officers and directors of the Company or the Partnership; provided, however, the Company or the Partnership, as the case may be, shall be
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relieved of this obligation to maintain directors' and officers' liability insurance if, in the good faith judgment of the Company or the Partnership, it cannot be obtained at a reasonable cost.

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          4. Termination.
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             (a)  The Term will terminate immediately upon the Executive's death or, upon thirty (30) days' prior written notice by the Company, in the case of a determination of the Executive's Disability. As used herein the term
"Disability" means the Executive's inability to perform his duties and responsibilities under this Agreement for a period of more than 120 consecutive days, or for more than 180 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment. A determination of Disability will be made by a physician reasonably satisfactory to both the Executive and the Company and paid for by the Company or the Partnership whose decision shall be final and binding on the Executive and the Company; provided
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that if they cannot agree as to a physician, then each shall select and pay for a physician and these two together shall select a third physician whose fee shall be borne equally by the Executive and either the Company or the Partnership and whose determination of Disability shall be binding on the Executive and the Company. Should the Executive become incapacitated, his employment shall continue and all base and other compensation due the Executive hereunder shall continue to be paid through the date upon which the Executive's employment is terminated for Disability in accordance with this section.

             (b) The Term may be terminated by the Company upon notice to the Executive upon the occurrence of any event constituting "Cause" as defined herein.

             (c) The Term may be terminated by the Executive upon notice to the Company of any event constituting "Good Reason" as defined herein.

          5. Severance.
             ---------

             (a) If the Term is terminated by the Company for Cause, the Company and the Partnership will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

             (b) If the Term is terminated by the Executive other than because of death, Disability or for Good Reason, the Company and the Partnership will pay to the Executive an aggregate amount equal to the Executive's accrued and unpaid base salary through the date of such termination, and all unvested options will terminate immediately and any vested options issued pursuant to the Company's Incentive Plan and held by the Executive at termination, will expire ninety (90) days after the termination date.

             (c) If the Term is terminated upon the Executive's death or Disability, the Company and the Partnership will pay to the Executive's estate or the Executive, as the case may be, a lump sum payment equal to the Executive's base salary through the termination date, plus a pro rata portion of the Executive's bonus for the fiscal

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year in which the termination occurred. In addition, the Company will make payments for one (1) year of all compensation otherwise payable to the Executive pursuant to this Agreement, including, but not limited to, base salary, bonus and welfare benefits. In addition, all of the Executive's unvested stock options and restricted stock awards will immediately vest and become exercisable for a period of one (1) year thereafter and shares of restricted stock of the Company previously granted to the Executive shall become free from all contractual restrictions.

             (d) Subject to Section 5(e) hereof, if the Term is terminated by the Company without Cause or other than by reason of his death or Disability, in addition to any other remedies available, or if the Executive terminates the term for Good Reason, the Company and the Partnership shall pay the Executive a lump sum, equal to the product of (x) the sum of (A) the Executive's then annual base salary and (B) the amount of the Executive's bonus for the preceding year, multiplied by (y) the greater of (A) two (2) and (B) a fraction the numerator of which is the number of days remaining in the Term (without regard to extension) and the denominator of which is 365. In addition, all of the Executive's unvested stock options and restricted stock awards will immediately vest and become exercisable for a period of one (1) year thereafter and shares of restricted stock of the Company previously granted to the Executive shall become free from all contractual restrictions, and the Company shall continue in effect the Executive's health benefits noted in Section 3(c) hereof or their equivalent for a period equal to (X) the greater of (I) two (2) years or (II) the remainder of the Term without further extension or (Y) the date on which the Executive obtains health insurance coverage from a subsequent employer.

             (e) If, within twenty-four (24) months following a Change in Control, the Term is terminated by the Executive for Good Reason or by the Company without Cause, in addition to any other rights which the Executive may have under law or otherwise, the Executive shall in addition to the lump sum payment provided by Section 5(e)(ii) of the Executive Employment Agreement entered into as of the date hereof by and between the Executive and MHR (the "MHR Agreement") receive from the Company the same payments and benefits provided for under Section 5(d) hereof provided that (x) the amount of the multiplier in clause 5(d)(y) of Section 5 hereof shall be increased from two (2) to three (3) and provided, further, however, that in the event the Executive remains in the employ of MHR following such termination, his health insurance benefits shall be provided by MHR pursuant to the MHR Agreement rather than pursuant to this Section 5(e).

             (f) If at any time the Term is not extended pursuant to the proviso to Section 1 hereof as a result of the Company giving notice thereunder that it elects to permit the term of this Agreement to expire without extension, the Company shall be deemed to have terminated the Executive's employment without Cause provided; however that the Company and the Partnership shall pay
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to the Executive in lieu of the payments provided by Section 5(d) hereof, in accordance with the regular payroll practices of the Company an amount equal to the sum of (x) the Executive's then annual base salary for one year, following such non extension and (y) the amount of the Executive's bonus for the proceeding year. In addition, all of the Executive's unvested

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stock options and restricted stock awards will immediately vest and become exercisable for a period of one (1) year thereafter and shares of restricted stock of the Company previously granted to the Executive shall become free from all contractual restrictions, and the Company shall continue in effect the Executive's health insurance benefits until the earlier of (x) one (1) year from the end of the Term or (y) the date on which the Executive obtains health insurance coverage from a subsequent employer.

             (g) Notwithstanding anything in this Section 5 to the contrary if the Term is terminated for any reason within twenty-four (24) months following the Merger, the Pre-Merger Awards will immediately vest and remain exercisable in accordance with their respective terms; provided, however, such Pre-Merger
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Awards will have an exercise period of at least one (1) year from the date of termination.

             (h) For the avoidance of doubt, an MHR Change in Control, as defined in Section 5(k)(B) hereof, shall not constitute Good Reason for purposes of this Agreement; provided, however, that if upon an MHR Change in Control the
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Executive terminates his employment with MHR pursuant to Section 5(e)(i) of the
MHR Agreement, from and after the date of such termination, the Executive's base salary for purposes of Section 3(a) of this Agreement shall be $350,000.

             (i)  As used herein, the term "Cause" means:

                  (i) the Executive's willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the
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     Company shall not be deemed to have Cause pursuant to this clause (i)
     unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 6(h)(i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice;

                  (ii) any willful and intentional act of the Executive involving malfeasance, fraud, theft, misappropriation of funds, embezzlement or dishonesty affecting the Company or the Partnership; or

                  (iii) the Executive's conviction of, or a plea of guilty or nolo contendere to, an offense which is a felony in the jurisdiction involved.

Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote) of finding that in the good faith opinion of the Board, the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail, including, with respect to any termination based upon conduct described in clause (i) above that the Executive failed to cure such conduct

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during the thirty-day period following the date on which the Company gave written notice of the conduct referred to in such clause (i). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination;

             (j) As used herein, the term, "Good Reason" means the occurrence of any of the following, without the prior written consent of the Executive:

                  (i) assignment of the Executive of duties materially inconsistent with the Executive's positions as described in Section 2(a) hereof, or any significant diminution in the Executive's duties or responsibilities, other than in connection with the termination of the Executive's employment for Cause, Disability or as a result of the Executive's death or by the Executive other than for Good Reason;

                  (ii) the change in the location of the Company's principal executive offices or of the Executive's principal place of employment to a location outside the Washington, D.C. metropolitan area;

                  (iii) any material breach of this Agreement by the Company or the Partnership which is continuing; or

                  (iv)  a Change in Control.

provided, however, that the Executive shall not be deemed to have Good Reason
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pursuant to clauses (i) or (iii) above unless the Executive gives the Company or the Partnership, as the case may be, written notice that the specified conduct or event has occurred and the Company or the Partnership fails to cure such conduct or event within thirty (30) days of the receipt of such notice.

             (k) As used herein, the terms "Change in Control" and MHR Change in Control shall have the following meanings:

             (A) "Change in Control" means the occurrence of any one of the following events:

                  (i) the acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty (30%) percent or more of the combined voting power of the Company's then outstanding voting securities; or

                  (ii) the individuals who were members of the Board (the "Incumbent Board") during the previous twelve (12) month period, cease for any reason to constitute at least a majority of the Board; provided,
                                                                --------
     however, that if the election, or nomination for election by the Company's
     -------
     stockholders, of any

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     new director was approved by a vote of at least two-thirds of the Incumbent
     Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                  (iii) approval by the stockholders of the Company of (a) merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (b) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                  (iv) approval by the stockholders of the Company of any transaction (including without limitation a "going private transaction") involving the Company if the stockholders of the Company, immediately before such transaction, do not as a result of such transaction, own directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such transaction.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) above solely because fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (b) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

             (B) "MHR Change in Control" means the occurrence of any one of the following events:

                  (i) the acquisition (other than from MHR) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange
Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty (30%) percent or more of the combined voting power of the MHR's then outstanding voting securities;

                  (ii) the individuals who were members of the Board of Directors of MHR (the "MHR Incumbent Board") during the previous twelve
     (12) month period, cease for any reason to constitute at least a majority of the Board of

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     Directors of MHR; provided, however, that if the election, or nomination
                       --------  -------
     for election by MHR's stockholders, of any new director was approved by a vote of at least two-thirds of the MHR Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the MHR Incumbent Board;

                  (iii) approval by the stockholders of MHR of (a) merger or consolidation involving MHR if the stockholders of MHR, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of MHR outstanding immediately before such merger or consolidation or (b) a complete liquidation or dissolution of MHR or an agreement for the sale or other disposition of all or substantially all of the assets of MHR; or

                  (iv) approval by the stockholders of MHR of any transaction (including without limitation a "going private transaction") involving MHR if the stockholders of MHR, immediately before such transaction, do not as a result of such transaction, own directly or indirectly, more than fifty (50%) percent of the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the combined voting power of the voting securities of MHR outstanding immediately before such transaction.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) above solely because thirty (30%) percent or more of the combined voting power of MHR's then outstanding securities is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by MHR or any of its subsidiaries or (b) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of MHR in the same proportion as their ownership of stock in MHR immediately prior to such acquisition.

             (l) The amounts required to be paid and the benefits required to be made available to the Executive under this Section 5 are absolute. Under no circumstances shall the Executive, upon the termination of his employment hereunder, be required to seek alternative employment and, in the event that the Executive does secure other employment, no compensation or other benefits received in respect of such employment shall be set-off or in any other way limit or reduce the obligations of the Company under this Section 5.

             (m)  Excise Tax Payments.
                  -------------------

                  (i)   Gross-Up Payment. If it shall be determined that any
                        ----------------
     payment or distribution of any type to or in respect of the Executive, by the

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     Company, the Partnership, or any other person, whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Internal Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

                  (ii)  Determination by Accountant.
                        ---------------------------


                        (A) All computations and determinations relevant to this Section 5(m) shall be made by a national accounting firm selected by the Company from among the five (5) largest accounting firms in the United States (the "Accounting Firm") which firm may be the Company's accountants. Such determinations shall include whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code). In making the initial determination hereunder as to whether a Gross-Up Payment is required the Accounting Firm shall determine that no Gross-Up Payment is required, if the Accounting Firm is able to conclude that no "Change of Control" has occurred (within the meaning of Section 280G of the Code) on the basis of "substantial authority" (within the meaning of Section 6230 of the Code) and shall provide opinions to that effect to both the Company and the Executive. If the Accounting Firm determines that a Gross-Up Payment is required, the Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter both to the Company and the Executive by no later than ten (10) days following the Termination Date, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written statement that such Accounting Firm has concluded that no Excise Tax is payable (including the reasons therefor) and that the Executive has substantial authority not to report any Excise Tax on his federal income tax return.

                        (B) If a Gross-Up Payment is determined to be payable, it shall be paid to the Executive within twenty (20) days after the Determination (and all accompanying calculations and other material supporting the Determination) is delivered to the Company by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Company and the Executive, absent manifest error.

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

                        (C)  As a result of uncertainty in the application of
     Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Company should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by the Executive as a result of such Underpayment) shall be promptly paid by the Company to or for the benefit of the Executive.

                        (D) In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment, provided, however, that (i) the Executive shall not in any event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of Section 5(m)(i), which is to make the Executive whole, on an after-tax basis, from the application of the Excise Taxes, it being acknowledged and understood that the correction of an Overpayment may result in the Executive repaying to the Company an amount which is less than the Overpayment.

                        (E) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service relating to the possible application of the Excise Tax under Section 4999 of the Code to any of the payments and amounts referred to herein and shall afford the Company, at its expense, the opportunity to control the defense of such claim.


          6. Confidential Information.
             ------------------------

             (a) The Executive acknowledges that the Company and its subsidiaries or affiliated ventures ("Company Affiliates") own and have developed and compiled, and will in the future own, develop and compile certain Confidential Information and that during the course of his rendering services hereunder Confidential Information will be disclosed to the Executive by the Company Affiliates. The Executive hereby agrees that, during the Term and for a period of three years thereafter, he will not use or disclose, furnish or make accessible to anyone, directly or indirectly, any Confidential Information of the Company Affiliates.

             (b) As used herein, the term "Confidential Information" means any trade secrets, confidential or proprietary information, or other knowledge, know-how, information, documents or materials, owned, developed or possessed by a Company Affiliate pertaining to its businesses the confidentiality of which such company takes reasonable measures to protect, including, but not limited to, trade secrets, techniques, know-how (including designs, plans, procedures, processes and research records), software, computer programs, innovations, discoveries, improvements, research, developments, test results, reports, specifications, data, formats, marketing data and business plans and strategies, agreements and other forms of documents, expansion plans, budgets, projections, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not in any event include information which (i) was generally known or generally available to the public prior to its disclosure to the Executive, (ii) becomes generally known or generally available to the public subsequent to its disclosure to the Executive through no wrongful act of the Executive, (iii) is or becomes available to the Executive from sources other than the Company Affiliates which sources are not known to the Executive to be under any duty of confidentiality with respect thereto or (iv) the Executive is required to disclose by applicable law or regulation or by order of any court or federal, state or local regulatory or administrative body (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company, at the Company's sole expense, in seeking a protective order or other appropriate protection of such information).

          7. Specific Performance.
             --------------------

             (a) The Executive acknowledges that the services to be rendered by him hereunder are of a special, unique, extraordinary and personal character and that the Company Affiliates would sustain irreparable harm in the event of a violation by the Executive of Section 6 hereof. Therefore, in addition to any other remedies available, the Company shall be entitled to specific enforcement and/or an injunction from any court of competent jurisdiction restraining the Executive from committing or continuing any such violation of this Agreement without proving actual damages or posting a bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages.

             (b) If any of the restrictions on activities of the Executive contained in Section 7 hereof shall for any reason be held by a court of competent jurisdiction to be excessively broad, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the maximum extent compatible with the applicable law as it shall then appear; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights.

             (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Company fails to make any payment of any amounts or provide any of the benefits to the Executive when due as called for under Section 5 of this Agreement and such failure shall continue for twenty (20) days after notice thereof from the Executive, all restrictions on the activities of the Executive under Section 6 hereof shall be immediately and permanently terminated.

          8.  Withholding. The parties agree that all payments to be made to the
              -----------
Executive by the Company pursuant to the Agreement shall be subject to all applicable withholding obligations of such company.

          9.  Notices. All notices required or permitted hereunder shall be in
              -------
writing and shall be deemed given and received when delivered personally, four
(4) days after being mailed if sent by registered or certified mail, postage pre-paid, or by one (1) day after delivery if sent by air courier (for next-day delivery) with evidence of receipt thereof or by facsimile with receipt confirmed by the addressee. Such notices shall be addressed respectively:

              If to the Executive, to:

              7308 Calvert Street
              Annandale, Virginia 22003

              If to the Company or to the Partnership, to:

              MeriStar Hospitality Corporation
              1010 Wisconsin Avenue, N.W.
              Washington, D.C. 20007
              Attention: Legal Department

or to any other address of which such party may have given notice to the other parties in the manner specified above.

          10. Miscellaneous.
              -------------

              (a) This Agreement is a personal contract calling for the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company and the Partnership hereunder will be binding upon and run in favor of their respective successors and assigns. The Company will not be deemed to have breached this Agreement if any obligations of the Company to make payments to the Executive are satisfied by the Partnership.

              (b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

              (c) Any controversy arising out of or relating to this Agreement or any breach hereof shall be settled by arbitration in Washington, D.C. by a single neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy relating to any alleged violation by the Executive of Section 6 hereof, in which case the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.

              (d) The headings of the various sections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

              (e) The provisions of this Agreement which by their terms call for performance subsequent to the expiration or termination of the Term shall survive such expiration or termination.

              (f) The Company and the Partnership shall reimburse the Executive for all costs incurred by the Executive in any proceeding for the successful enforcement of the terms of this Agreement, including without limitation all costs of investigation and reasonable attorneys fees and expenses.

              (g) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation, the Executive Employment Agreement entered into as of August 3, 1998 between the Executive and the Company, all of which shall be terminated on the Commencement Date. In addition, the parties hereto hereby waive all rights such party may have under all other prior agreements and undertakings, both written and oral, among the parties hereto, or among the Executive, CapStar Hotel Company and CapStar Management Co., L.P., with respect to the subject matter hereof.


                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                           EXECUTIVE:



                                           ________________________________
                                           John Emery



                                           COMPANY:

                                           MERISTAR HOSPITALITY CORPORATION



                                           By:_____________________________
                                              Name:
                                              Title:



                                           PARTNERSHIP:

                                           MERISTAR HOSPITALITY OPERATING
                                           PARTNERSHIP L.P.


                                           By: MeriStar Hospitality Corporation,
                                                 its general partner



                                           By:______________________________
                                              Name:
                                              Title:

                                  Schedule A
                                  ----------

          Executive may act as an officer of CapStar Hotels, Inc. and Latham Hotels, Inc. and their respective subsidiaries in connection with their general affairs and in connection with the ownership, management, financing and sale of their interests (and the interests of entities in which they are general partners or principals) in the following hotels.


          1. Ramada Inn, Slidell, Louisiana

                                      A-1